EXHIBIT 10.3

EXCHANGE AGREEMENT

This Exchange Agreement (“Exchange Agreement”)  is made and entered into on November 22, 2013 by and between the signatories set forth below in connection with that certain Addendum To Consulting Agreement, of even date hereof (the “Addendum To Consulting Agreement”).

WITNESSETH:

WHEREAS, subject to the terms and conditions of the Addendum to Consulting Agreement, the parties thereto have agreed to deposit with the Exchange Agent their respective delivery items described in paragraphs 2 and 3 of the Addendum to Consulting Agreement.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.

Recitals.   The recitals above are hereby incorporated by reference and made a part hereof.

2.

Capitalized Terms. Capitalized terms herein have the same meaning as used in the Addendum to Consulting Agreement unless otherwise noted.

3.

Appointment as Exchange Agent. David M. Bovi, P.A. is hereby appointed and hereby agrees to serve as the Exchange Agent on the terms and conditions hereinafter set forth.

4.

Duties of Exchange Agent.  The Exchange Agent shall perform the following duties on the dates described below pursuant to the Addendum to Consulting Agreement:

A.

On the date of execution of this Exchange Agreement, the Exchange Agent shall accept from the Consultant: (i) certificate number 1069 for 250,000 shares of Company common stock, along with properly executed stock powers, bank medallion signature guaranteed; (ii) certificate number 1080 for 250,000 shares of Company common stock, along with properly executed stock powers, bank medallion signature guaranteed; and (iii) an executed copy of the Mutual Release.

B.

On the date of execution of this Exchange Agreement, the Exchange Agent shall accept written verification from the Company transfer agent of the Company transfer agent’s receipt of (a) certificate number 1076 for 250,000 shares of Company common stock, and (b) instructions authorizing the tendering of the certificate free delivery to the Company transfer agent with instructions and authorization by Consultant to cancel such shares.

C.

On the date of execution of this Exchange Agreement, the Exchange Agent shall accept from the Company (i) a Company check in the amount of $18,000 made payable to Brainard Ventures, LLC; and (ii) an executed copy of the Mutual Release.

D.

Upon the Exchange Agent's receipt of such, the Exchange Agent shall acknowledge via email to each of the Company and the Consultant the receipt thereof and shall hold such in accordance with the terms of this Exchange Agreement.

E.

On the date of the delivery to the Exchange Agent of all of the items described in paragraphs 4.A. and 4.B., above, without any further action on the part of the Company or the Consultant, the Exchange Agent shall:

(a)

arrange to deliver to the Company via Federal Express (i) the stock certificates representing the 500,000 shares of Company common stock along with their properly executed stock powers, bank medallion signature guaranteed; and (ii) the executed Mutual Release; and

(b)

arrange to deliver to the Consultant via Federal Express: (i) the Company check in the amount of $18,000 made payable to Brainard Ventures, LLC; and (ii) the executed Mutual Release.

C.

Upon the performance of the duties described above, the Exchange Agent shall, without further action by any party, be released from all duties hereunder. The Exchange Agent shall have no responsibility under this Agreement except for the performance of its express duties hereunder.

5.

Reliance by Exchange Agent.  The Exchange Agent shall not be responsible for the genuineness of any certificate or signature, and may rely exclusively upon and shall not incur any liability by acting in reliance upon any notice, affidavit, request, consent, or other instrument believed by the Exchange Agent, in good faith, to be genuine and otherwise duly authorized and properly made.

6.

Return of Escrowed Items.  In the event the Exchange Agent cannot carry out its duties as contemplated in Paragraph 4 above prior to November 29, 2013, the Exchange Agent shall promptly return: (i) to the Company, (a) the Company check in the amount of $18,000 made payable to First Market, LLC; and (b) the executed Mutual Release; and (ii) to the Consultant, (a) the stock certificates representing the 500,000 shares of Company common stock, along with properly executed stock powers, bank medallion signature guaranteed; and (b) the executed Mutual Release.

7.

Expenses.  The expenses and charges of the Exchange Agent in performance of its duties hereunder shall be borne by the Company.

8.

No Additional Duties of the Exchange Agent.

(a)

The Exchange Agent undertakes to perform such duties and only such duties as are specifically set forth in this Exchange Agreement, and no implied covenants or obligations shall be deemed a part of this Exchange Agreement.  The duties of the Exchange Agent hereunder shall be entirely administrative and not discretionary.  The Exchange Agent shall be obligated to act only in accordance with written instructions received by it as provided in this Exchange Agreement and it is hereby authorized to comply with any orders, judgments or decrees of any court having jurisdiction over it, and shall not have any liability as a result of its compliance with the same.

(b)

In performing any of its duties hereunder, the Exchange Agent shall not incur any liability to anyone for any damages, losses or expenses, except for willful default or negligence, and it shall, accordingly, not incur any such liability with respect to any action taken or omitted in good faith upon advice of its counsel given with respect to any questions relating to the duties and responsibilities of the Exchange Agent under this Agreement.

(c)

If at any time a dispute shall exist as to the duties of the Exchange Agent and the terms hereof, the Exchange Agent may deposit the delivery items described herein, along with any other items with the Clerk of the Palm Beach County Court, State of Florida, and may interplead the parties hereto. Upon so depositing such items and filing its complaint in interpleader, the Exchange Agent shall be completely discharged and released from all further liability or responsibility under the terms hereof.  The parties hereto, for themselves, their heirs, successors and assigns, do hereby submit themselves to the jurisdiction of said Court and do hereby appoint the Clerk of said Court as their agent for service of all process in connection with the proceedings mentioned in this paragraph.

(d)

The parties hereto hereby agree to indemnify and hold harmless the Exchange Agent against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and counsel fees and disbursements, which may be imposed upon the Exchange Agent or incurred by the Exchange Agent in connection with its acceptance of appointment as Exchange Agent hereunder or the proper performance of its duties hereunder, including any litigation arising  from this Agreement or involving the subject matter hereof.

(e)

The Exchange Agent may rely absolutely upon the genuineness and authorization of any signature or purported signature appearing to be that of the parties hereto, as the case may be, and upon any instruction, notice, releases, receipt or other document delivered to it pursuant to this Exchange Agreement.

(f)

The Exchange Agent may, as a condition to the return of the delivery items, require from the parties an acknowledgment of such return, and, upon such return, a release of the Exchange Agent from any liability arising out of the execution or performance of this Exchange Agreement.

9.

Entire Agreement.  No supplement, modification or amendment of this Exchange Agreement shall be binding unless executed in writing by each of the parties hereto.

No waiver of any of the provisions of this Exchange Agreement shall be deemed to constitute a waiver of any other provision hereof, whether or not similar, nor shall any such waiver constitute a waiver of any other or subsequent breach. No waiver shall be binding unless executed in writing by the party sought to be charged thereby.  Any waiver shall be validly and sufficiently authorized for the purposes of this Exchange Agreement if, as to any party hereto, it is executed by the individual who executed this Exchange Agreement on behalf of such party.

10.

Counterparts.  This Exchange Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and this Exchange Agreement shall become a binding agreement when one or more counterparts hereof shall have been signed by each of the parties and delivered to each of the other parties hereto.

11.

Governing Law.  This Exchange Agreement shall be governed by and construed in accordance with the laws of the State of Florida, venue Palm Beach County, without regard to its rules on conflicts of laws.

12.

Notices. Any notice, request, demand, or communication required or permitted to be given by any provision of this Exchange Agreement shall be deemed to have been delivered, given, and received for all purposes if written and (i) if delivered personally, by facsimile, or by courier or delivery service, at the time of such delivery; or (ii) if directed by registered or certified United States mail, postage and charges prepaid, addressed to the intended recipient, at the address specified below, two business days after such delivery to the United States Postal Service.

If to the Consultant:

Christopher Brainard

_________________

_________________

If to the Company:

Joel Arberman

Chief Executive Officer

Mister Goody, Inc.

14762 Wildflower Lane

Delray Beach, Florida 33473

If to the Exchange Agent:

David M. Bovi, Esq.

David M. Bovi, P.A.

319 Clematis Street, Suite 700

West Palm Beach, Florida 33401

dmbpa@bellsouth.net

Any party may change the address to which notices are to be mailed by giving notice as provided herein to all other parties.

[See Signature Page Attached]

IN WITNESS WHEREOF, the undersigned have executed this Exchange Agreement as of the day and year first above written.

ATTEST:	EXCHANGE AGENT:

By:	By:	/s/ David Bovi
David M. Bovi, President

WITNESS:	COMPANY:

/s/ Holli Arberman	By:	/s/ Joel Arberman
Name: Holli Arberman		Joel Arberman,
Chief Executive Officer

CONSULTANT:

/s/ Elaine Morgan	By:	/s/ Christopher Brainard
Name: Elaine Morgan		Christopher Brainard, Manager,
First Market, LLC

/s/ Elaine Morgan	By:	/s/ Christopher Brainard
Name: Elaine Morgan		Christopher Brainard, Manager,
Brainard Ventures, LLC